                                                                   Exhibit 99(a)

                               THE LGL GROUP, INC.

                             AUDIT COMMITTEE CHARTER

ORGANIZATION

This Charter  governs the operations of the The LGL Group,  Inc (the  "Company")
Audit Committee (the "Committee"). The Committee shall be appointed by the Board of Directors  and shall  consist of at least three  directors,  each of whom are
"independent"  of management and the Company and are  "financially  literate" as those terms are used by the Securities and Exchange Commission.

STATEMENT OF PURPOSE

The Committee shall provide  assistance to the Board in fulfilling its oversight responsibility  to the  shareholders,  potential  shareholders,  the  investment community,  and others, with respect to the Company's  financial  statements and financial  reporting process,  the systems of internal  accounting and financial controls,  the annual independent audit of the Company's  financial  statements,
and  the  legal  compliance,   conflict  of  interest  and  ethics  programs  as
established by management and the Board. In so doing,  it is the  responsibility of the Committee to maintain free and open communication  between the Committee, independent auditors and management of the Company. In discharging its oversight role,  the  Committee  is  empowered to  investigate  any matter  brought to its attention with full access to all books, records,  facilities,  and personnel of the Company and the power to retain outside  counsel,  or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The Committee's responsibility is oversight of the Company's financial reporting process.  The Company's  management is responsible for  maintaining  appropriate
systems  for   accounting  and  internal   control  and  for  the   preparation,
presentation  and  integrity  of  the  Company's   financial   statements.   The
independent auditors are responsible for auditing those financial statements and are ultimately  responsible to the Board and the Committee as representatives of shareholders.  The  Committee  recognizes  that  financial  management  and  the independent  auditors have more time,  knowledge and detailed information on the
Company than do Committee members;  consequently,  in carrying out its oversight responsibilities, the Committee does not provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

The Committee,  in carrying out its responsibilities,  believes its policies and procedures should remain flexible, in order best to react to changing conditions and circumstances.  The Committee should take the appropriate actions to set the overall  corporate "tone" for quality financial  reporting,  sound business risk practice,  and  ethical  behavior.  At  least  annually,  it  shall  perform  an evaluation of its performance to determine whether it is functioning effectively and shall review and  reassess the adequacy of this Charter and obtain  approval for its continued adoption by the full Board of Directors.

The  Committee is  authorized  to  investigate  any matters  within its scope of responsibilities or as delegated to it by the Board of Directors.

The following  are the principal  processes of the Committee in carrying out its oversight responsibilities.  They are set forth as guides with the understanding that the Committee may amend or supplement them as appropriate.

o  The Committee is responsible  for the  appointment,  retention,  termination, compensation and evaluation of the independent auditors.

o  The Committee shall pre-approve all audit and non-audit  services provided by the  independent  auditors and shall not engage the  independent  auditors to perform the specific non-audit services proscribed by law or regulation.  The
   Committee  may  delegate  pre-approval  authority  to a member  of the  Audit
   Committee.  The  decisions  of any  Committee  member  to  whom  pre-approval authority  is delegated  must be presented to the full  Committee at its next scheduled meeting.

o  The Committee is authorized to retain independent  counsel and other advisors to assist it in carrying out its responsibilities under this Charter.

o  The Committee shall discuss with the  independent  auditors the overall scope and plans for their respective audits, including the adequacy of staffing. It shall discuss with management and the independent auditors,  the adequacy and effectiveness  of  the  accounting  and  financial  controls,  including  the
   Company's system to monitor  business risk, and legal and ethical  compliance programs.  It shall meet separately with the independent  auditors,  with and without management  present, to discuss the results of their examinations and any  other  matters  required  to be  communicated  to  the  Committee  under generally accepted auditing standards.

o  At least  annually,  the  Committee  shall obtain and review  formal  written reports by the independent auditors describing:

   o  the firm's internal quality control procedures.

   o  any material  issues raised by the most recent  internal  quality  control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities.

   o  all  relationships  between  the  independent  auditors  and the  Company, consistent  with  Independence  Standards  Board Standard 1, to enable the
      Committee to evaluate the auditors' attestation of their independence.

   o  their reasoning in accepting or questioning sensitive accounting estimates by management.

   o  their  conclusions  regarding any serious  disagreements  with  management encountered during the course of the audit.

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o  The Committee  shall review  management's  assertion on its assessment of the effectiveness of internal  accounting and financial controls as of the end of the  most  recent  fiscal  year  and  the  independent  auditors'  report  on management's assertions.

o  The Committee shall discuss with management,  the internal auditors,  and the independent auditors the adequacy and effectiveness of the Company's policies and procedures to assess,  monitor,  and manage  business risk, and legal and ethical compliance programs (e.g., Company's Business Conduct Policy).

o  The Committee shall receive  regular  reports from the  independent  auditors delineating  the critical  accounting  policies and practices of the Company;
   all alternative treatments of financial information within generally accepted accounting  principles  that have been discussed with  management;  and their reasoning  for  not  recognizing  material  audit  adjustments  the  auditors proposed.

o  The  Committee  shall  resolve   disagreements  between  management  and  the
   independent auditors regarding financial reporting.

o  The Committee  shall adopt  procedures for handling  confidential,  anonymous submissions by employees regarding accounting,  internal accounting controls, or  auditing  matters.  It shall  receive  corporate  attorneys'  reports  of evidence of a material  violation of securities laws or breaches of fiduciary duty.

o  The Committee shall set hiring policies for employees or former  employees of the  independent  auditors that meet the SEC  regulations  and stock exchange listing standards.

o  The Committee shall review the interim  financial  statements with management and the independent  auditors prior to any earnings  release and prior to the filing of the Company's  Quarterly  Report on Form 10-Q. It shall discuss the results  of the  quarterly  review  and  any  other  matters  required  to be communicated  to the Committee by the  independent  auditors under  generally accepted  auditing  standards.  The chair of the  Committee may represent the entire Committee for the purposes of its review.

o  The Committee shall meet separately with management,  the internal  auditors, and the  independent  auditors  to  discuss  issues and  concerns  warranting
   Committee attention.  The Committee shall provide sufficient  opportunity for the internal auditors and the independent auditors to meet privately with the members of the Committee.

o  The Committee  shall review with  management  and the  independent  auditors, prior to any press release and prior to filing,  the financial  statements to be included in the Company's annual report on Form 10-K (or the annual report to shareholders if distributed  prior to the filing of Form 10-K),  including
   their  judgment  about  the  quality  and   appropriateness,   not  just  the
   acceptability,  of accounting  principles,  the reasonableness of significant judgments,  and  the  clarity  and  completeness  of the  disclosures  in the financial  statements.  It shall  discuss the results of the annual audit and any  other  matters  required  to be  communicated  to the  Committee  by the independent auditors under generally accepted auditing standards.

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o  The  Committee  shall  review  the  management  discussion  and  analysis  of financial  condition  and results of  operations  included  in the  Company's annual  report  and  oversee  the CEO and CFO's  certifications  of  periodic reports required under the Securities and Exchange Act of 1934.

o  The Committee shall prepare its report to be included in the Company's annual proxy statement, as required by SEC regulations.

o  The Company must provide  appropriate  funding for the Committee in order for the Committee to carry out its duties.

o  The  Committee  will report to the Board of Directors on a regular and timely basis.

LIMITATION

Nothing in this  Charter is intended to alter in any way the standard of conduct that  applies  to any of the  directors  of the  Corporation  under the  Indiana
Business  Corporation  Law, as amended,  and this Charter  does not impose,  nor shall it be interpreted to impose,  any duty on any director greater than, or in addition  to,  the  duties or  standards  established  by the  Indiana  Business
Corporation Law.

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